UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10863 Rockley Road Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Indenture, Notes, Representation Agreements and Registration Rights Agreements

On February 21, 2014, Pernix Therapeutics Holdings, Inc. (the “Company”) issued $65 million aggregate principal amount of the Company’s 8.00% Convertible Senior Notes due 2019 (the “Notes”) in accordance with each of the Securities Purchase Agreements (the “Securities Purchase Agreements”), dated February 4, 2014 by and between the Company and the investors party thereto (the “Investors”).  The Notes were offered and sold only to institutional accredited investors and pursuant to Rule 4(a)(2) of the Securities Act of 1933, as amended. The Company anticipates using the net proceeds from the issuance of Notes for the acquisition of accretive specialty products, as well as for working capital and general corporate purposes.

Morgan Stanley & Co. LLC acted as placement agent in connection with the Note offering. Perella Weinberg Partners LP acted as financial advisor in connection with the Note offering.

The Notes are governed by the terms of an indenture (the “Indenture”), dated as of February 21, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).  The Notes are the senior unsecured obligations of the Company and bear interest at a rate of 8.00% per annum, payable quarterly in arrears on March 15, June 15, September 15 and December 15, beginning on June 15, 2014. The Notes will mature on February 15, 2019, unless earlier converted or repurchased. The Notes will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial conversion rate of 277.7778 shares of Common Stock per $1,000 principal amount of the Notes, which corresponds to an initial conversion price of approximately $3.60 per share of Common Stock and represents a conversion premium of approximately 72% based on the last reported sale price of the Common Stock of $2.09 on February 4, 2014, the date upon which the Securities Purchase Agreements were entered.

The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends, payment of cash dividends and the below-market-price issuance of Common Stock. At any time prior to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option.  If, upon the occurrence of a change of control, as described in the Indenture, a holder elects to convert its Notes in connection with such change of control, such holder may be entitled to an increase in the conversion rate as described in the Indenture.  To the extent such increase in the conversion rate would result in the conversion price of the Notes to be less than $2.3278 per share (subject to adjustment) and equal to or greater than $2.09 per share (subject to adjustment), the Company will be obligated to deliver cash in lieu of any share that was not delivered on account of such limitation.

The Company may not redeem the Notes prior to the maturity date and no “sinking fund” is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes. Upon the occurrence of a change of control, as described in the Indenture, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% plus a specified percentage (that is initially 40% and declines over the life of the notes) of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest.

The Indenture contains restrictive covenants that, among other things, restrict the ability of the Company and its subsidiaries to: (i) incur debt; (ii) pay dividends and make distributions on, or redeem or repurchase, their capital stock; (iii) make certain investments, purchase certain assets or other restricted payments; (iv) sell assets, including in connection with sale-leaseback transactions; (v) create liens; (vi) enter into transactions with affiliates; (vii) make lease payments in excess of an agreed to threshold; and (viii) merge, consolidate or transfer all or substantially all of their assets. In addition, the Company is also required to maintain a minimum liquidity of $8.0 million at all times. Many of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 180 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

In connection with the issuance of Notes, on February 21, 2014, the Company and funds managed by each of Athyrium Capital Management and Cetus Capital entered into separate Representation Agreements which contain substantially similar terms and conditions (the “Representation Agreements”), pursuant to which the Company agreed to amend the Indenture to increase the interest rate on the Notes to 11.00%, if (i) prior to the 2014 annual shareholders’ meeting (a) any of Doug Drysdale, Steven Elms or Michael Perce ceases to be a member of the Company’s board of directors without each of such Investors’ prior written consent, except in the event of death or disability or (b) in the case of the investors affiliated with Athyrium Capital Management, such investors have designated one other director and such person has not been appointed to the Company’s board of directors within five business days of such notice or (ii) on any date prior to the earlier of the date of the Company’s third annual shareholders’ meeting that occurs after the date of Representation Agreements and the date upon which the Notes held by each such Investor are convertible into less than 5% of the Company’s Common Stock, (a) the number of members on the Company’s board of directors exceeds five, unless such increase was approved by each such Investor’s designee, (b) with respect to any election of directors by the shareholders of the Company, the Company fails to nominate, the Company’s board of directors fails to recommend, or the Company’s shareholders fail to elect, one director designated by each such Investor, as notified by each such Investor to the Company at least ten business days prior to the filing of any proxy statement relating to the election of directors, provided that such Investor designee satisfies certain nominating criteria described in the Representation Agreements or (c) any such designee of such Investor dies, becomes disabled, retires, resigns, is removed or otherwise ceases to be a director, and such Investor designates a replacement therefor by written notice to the Company and the other Board members fail to appoint such replacement designee within ten business days provided that such Investor designee satisfies certain nominating criteria described in the Representation Agreements; provided that following any subsequent appointment of such Investor’s designee to the Company’s board of directors, the Company shall be permitted to reduce the interest rate for the Notes to 8.00% upon delivery of an officer’s certificate to the trustee for the Notes stating that the condition for such reduction has been satisfied.

In connection with the issuance of the Notes, on February 21, 2014, the Company and the Investors entered into separate Registration Rights Agreements which contain substantially similar terms and conditions (the “Registration Rights Agreements”), pursuant to which the Company agreed to file a resale registration statement for the resale of the Common Stock underlying the Notes no later than December 31, 2018.  The Investors were also given certain demand registration rights and “piggyback” registration rights as more fully described in the Registration Rights Agreements.

The foregoing description of the Indenture, the Notes, the Representation Agreements, and the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Notes (included as an exhibit to the Indenture), the form of Representation Agreement and the form of Registration Rights Agreement filed hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.3, and Exhibit 10.4, respectively, each of which is incorporated herein by reference.

MidCap Revolver Amendments

On February 21, 2014, the Company, together with its subsidiaries, entered into Amendment No. 1 to the Amended and Restated Credit Agreement (the “Amendment”) with MidCap Funding IV, LLC, as Agent and as a lender (“MidCap”), and the other lenders from time to time parties thereto.  The Amendment amends the Amended and Restated Credit Agreement that the Company and its subsidiaries entered into, effective May 8, 2013, with MidCap Financial, LLC, as Administrative Agent and as a lender, and the additional lenders from time to time parties thereto (the “Credit Agreement”).

The Amendment provides for the addition of a $20 million uncommitted accordion feature to the lenders’ existing $20 million revolving loan commitment.  Pursuant to the Amendment, MidCap and the other lenders released their liens on certain assets of the Company and its subsidiaries.  The obligations under the Credit Agreement, as amended by the Amendment, are secured by a first priority security interest in the Company’s and its subsidiaries’ accounts, inventory, deposit accounts, securities accounts, securities entitlements, permits and cash.

The Amendment also amends certain of the covenants with which the Company and its subsidiaries must comply under the Credit Agreement.  The covenants contained in the Amendment require the Company and its subsidiaries to maintain a minimum amount of EBITDA and net invoiced revenues unless the Company and its subsidiaries demonstrate minimum liquidity of at least $30 million.  As amended by the Amendment, the Credit Agreement continues to include customary covenants for a secured credit facility, which include, among other things, (a) restrictions on (i) the incurrence of indebtedness, (ii) the creation of or existence of liens, (iii) the incurrence or existence of contingent obligations, (iv) making certain dividends or other distributions, (v) certain consolidations, mergers or sales of assets and (vi) purchases of assets, investments and acquisitions; and (b) requirement to deliver financial statements, reports and notices to the Agent and the other lenders, provided that, the restrictions described in (a)(i)-(vi) above are subject to certain exceptions and permissions limited in scope and dollar value. As amended by the Amendment, the Credit Agreement also contains customary representations and warranties and event of default provisions for a secured credit facility.

In connection with the Amendment, the Company, together with its subsidiaries, entered into an Amended and Restated Security and Pledge Agreement (the “Amended and Restated Security Agreement”) with MidCap as Agent.  The Amended and Restated Security Agreement amends and restates the Security and Pledge Agreement, dated as of December 31, 2012, that the Company and its subsidiaries entered into with MidCap Funding V, LLC (the “Original Security Agreement”).  The Amended and Restated Security Agreement creates a security interest in favor of MidCap, for the benefit of the lenders from time to time parties to the Amended and Restated Security Agreement, in the Company’s and its subsidiaries’ accounts, inventory, deposit accounts, securities accounts, securities entitlements, permits and cash as security for the Company’s and its subsidiaries’ repayment of their obligations under the Credit Agreement, as amended by the Amendment..

The foregoing description of the Amendment and the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Amended and Restated Security Agreement filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of List

As described in Item 5.02 of this Current Report on Form 8-K, as a result of the resignations of Messrs. Collins, Smith and Blanchard, the Company notified the Nasdaq Stock Market (“NASDAQ”) on February 21, 2014, that it was not in compliance with the majority independent director and audit committee requirements under NASDAQ Listing Rule 5605.   NASDAQ Listing Rule 5605(b)(1) requires that a majority of the board of directors be comprised of independent directors as defined in Rule 5605(a)(2).  NASDAQ Listing Rule 5605(c)(2)(A) requires that a corporation’s Audit Committee be comprised of at least three members, each of whom are independent directors. Currently, the Company’s Board consists of one independent director and two non-independent directors and the Audit Committee is comprised of one member who is the current independent director. The Company is actively pursuing independent director candidates and expects to fill the vacancies created by these resignation as soon as practicable.  The Company intends that these new independent directors will serve as  members of the Audit Committee and the other applicable committees of the Board.

In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company has a cure period during which it may regain compliance with the Listing Rules. In this case, the Company’s cure period will expire upon its 2014 annual shareholders’ meeting.  The Company expects to regain compliance on a timely basis prior to its 2014 annual meeting of shareholders.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

At the request of the Company, on February 21, 2014, each of Cooper C. Collins, James E. Smith, Jr. and Anthem Blanchard resigned as members of the Board of Directors of the Company.  In addition, Mr. Collins also resigned as Chief Strategy Officer of the Company effective as of April 15, 2014.  These resignations did not relate to any disagreements with the Board of Directors (the “Board”) or management of the Company or disagreements with respect to matters related to the operations, policies or practices of the Company.

As a result of the Board resignations, the size of the Board was decreased to five directors, leaving two vacancies to be filled by the existing directors prior to the Company’s 2014 annual meeting of shareholders.  Funds managed by each of Athyrium Capital Management and Cetus Capital were given certain Board nomination rights pursuant to the terms and conditions of the Representation Agreements, the form of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On February 21, 2014,  the shareholders party to that certain Amended and Restated Merger Partner Stockholder Agreement dated as of May 31, 2011 (the “Stockholder Agreement”), were released by the Company from the restrictions on the transfer, sale or other disposition of shares of capital stock of the Company held by such shareholders and subject to such Stockholder Agreement.

On February 24, 2014, the Company issued a press release announcing the closing of the offering of the Notes, the amendments to the MidCap facility, and certain board changes.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Indenture, dated February 21, 2014, by and between Pernix Therapeutics Holdings, Inc. and Wilmington Trust, National Association
4.2	Form of 8.00% Convertible Senior Note due 2019 (included in Exhibit 4.1)
10.1
Amendment No. 1 to the Amended and Restated Credit Agreement, dated February 21, 2014, between Pernix Therapeutics Holdings, Inc. and MidCap Funding IV, LLC, as Agent and as a lender, and the other lenders from time to time parties thereto

10.2	Amended and Restated Security and Pledge Agreement, dated February 21, 2014, by and between Pernix Therapeutics Holdings, Inc. and MidCap Funding IV, LLC, as Agent.
10.3	Form of Representation Agreement, dated February 21,2014, by and between Pernix Therapeutics Holdings, Inc. and the Investors party thereto
10.4	Form of Registration Rights Agreement, dated February 21,2014, by and between Pernix Therapeutics Holdings, Inc. and the Investors party thereto
99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated February 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: February 26, 2014	By:	/s/ Tracy Clifford
Tracy Clifford
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated February 21, 2014, by and between Pernix Therapeutics Holdings, Inc. and Wilmington Trust, National Association
4.2	Form of 8.00% Convertible Senior Note due 2019 (included in Exhibit 4.1)
10.1
Amendment No. 1 to the Amended and Restated Credit Agreement, dated February 21, 2014, between Pernix Therapeutics Holdings, Inc. and MidCap Funding IV, LLC, as Agent and as a lender, and the other lenders from time to time parties thereto

10.2	Amended and Restated Security and Pledge Agreement, dated February 21, 2014, by and between Pernix Therapeutics Holdings, Inc. and MidCap Funding IV, LLC, as Agent.
10.3	Form of Representation Agreement, dated February 21,2014, by and between Pernix Therapeutics Holdings, Inc. and the Investors party thereto
10.4	Form of Registration Rights Agreement, dated February 21,2014, by and between Pernix Therapeutics Holdings, Inc. and the Investors party thereto
99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated February 24, 2014.